Exhibit 5.1

PHILLIPS NIZER LLP

666 Fifth Avenue

New York, New York 10103

February 6, 2003

J.P. Morgan Securities Inc.

As Representative of the several

Initial Purchasers listed in Schedule

1 to the Purchase Agreement

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Union Bank of California, N.A.

Attention: Corporate Trust

120 South San Pedro, 4th Fl.

Los Angeles, CA 90012

Re:	Star Gas Partners, L.P. and Star Gas Finance Company Rule 144A
and Regulation S Private Placement of 10¼% Senior Notes Due 2013

Dear Sirs:

        We have acted as counsel to Star Gas Partners, L.P., a Delaware limited partnership (the “Company”), Star Gas Finance Company, a Delaware corporation (“SGFC” and, together with the Company, the “Issuers”), and Star Gas LLC, a Delaware limited liability company and the sole general partner of the Company (the “General Partner”), in connection with the offering by the Issuers of $200,000,000 aggregate principal amount of 10¼% Senior Notes due 2013 (the “Securities”) pursuant to the Indenture, dated as of February 6, 2003 (the “Indenture”) between the Company and SGFC, on one hand, and Union Bank of California, N.A., on the other hand, as Trustee (the “Trustee”), and the purchase of the Securities pursuant to the Purchase Agreement, dated February 3, 2003 (the “Purchase Agreement”), among the Initial Purchasers named therein and the Issuers.

        This opinion is being delivered to you at the request of the Issuers pursuant to Section 5(f) of the Purchase Agreement. Capitalized terms used herein and not defined have the meanings ascribed to them in the Purchase Agreement.

J.P. Morgan Securities Inc.

Union Bank of California, N.A.

February 6, 2003

        In our capacity as counsel, we have examined such statutes, rules, partnership, limited liability company and corporate records, agreements, instruments, certificates and other documents as we have deemed appropriate for purposes of rendering such opinions. In such examination, we have assumed the following: (i) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies; (ii) that the Transaction Documents constitute valid and binding obligations of each party thereto (other than the Company, the General Partner and SGFC) and are enforceable in accordance with their respective terms (other than with respect to the Company, the General Partner and SGFC); (iii) the absence of evidence extrinsic to the provisions of the Transaction Documents and any related documents between or among the parties thereto that they or any of them intended a meaning contrary to that expressed by the provisions thereof; (iv) that there has been no modification of any provision of any Transaction Document or any document related thereto and no waiver of any right or remedy relating thereto; and (v) that each of the Trustee and the Initial Purchasers is qualified to do business in the State of New York to the extent necessary to avail itself of the courts of the State of New York.

        Our opinion does not take account of, and we express no opinion with respect to, (i) any requirement of law which may be applicable to any of the Trustee and the Initial Purchasers by reason of the legal or regulatory status of any of the Trustee and the Initial Purchasers or by reason of other facts particularly pertaining to any of the Trustee and the Initial Purchasers, or (ii) any approval or consent which the Trustee or any Initial Purchaser may be required to obtain from any third party.

        Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

        (a) Each of the Issuers and each of their respective subsidiaries listed on Schedule 2 to the Purchase Agreement have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

        (b) The Company has an authorized capitalization as set forth in the Offering Memorandum under the heading “Capitalization,” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable.

J.P. Morgan Securities Inc.

Union Bank of California, N.A.

February 6, 2003

        (c) Each of the Issuers has full right, power and authority to execute and deliver each of the Transaction Documents to which each is party and to perform their respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

        (d) The Indenture has been duly authorized, executed and delivered by each of the Issuers and, assuming due execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of each of the Issuers enforceable against each of the Issuers in accordance with its terms, subject to the Enforceability Exceptions; and the Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

        (e) The Securities have been duly authorized, executed and delivered by each of the Issuers and, when duly authenticated as provided in the Indenture and paid for as provided in the Purchase Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the each of the Issuers enforceable against each of the Issuers in accordance with their respective terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

        (f) The Exchange Securities have been duly authorized by each of the Issuers and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their respective terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

        (g) The Purchase Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by each of the Issuers and, when duly executed and delivered by the other parties thereto, will constitute valid and legally binding agreements of each of the Issuers enforceable against each of the Issuers in accordance with their respective terms, subject to the Enforceability Exceptions.

        (h) Each Transaction Document conforms in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

        (i) The execution, delivery and performance by each of the Issuers of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and compliance by each of the Issuers with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation

J.P. Morgan Securities Inc.

Union Bank of California, N.A.

February 6, 2003

or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries listed on Schedule 2 to the Purchase Agreement pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries listed on Schedule 2 to the Purchase Agreement is a party or by which the Company or any of its subsidiaries listed on Schedule 2 to the Purchase Agreement is bound or to which any of the property or assets of the Company or any of its subsidiaries listed on Schedule 2 to the Purchase Agreement is subject, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries listed on Schedule 2 to the Purchase Agreement or (iii) result in the violation of any law or statute or any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

        (j) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by each of the Issuers of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and compliance by each of the Issuers with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

        (k) To our best knowledge, except as described in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries listed on Schedule 2 to the Purchase Agreement is or may be party or to which any property of the Company or any of its subsidiaries listed on Schedule 2 to the Purchase Agreement is or may be subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries listed on Schedule 2 to the Purchase Agreement, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to our best knowledge, contemplated by any governmental or regulatory authority or threatened by others.

        (l) The descriptions in the Offering Memorandum of statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects as of the date of the Offering Memorandum; and the statements in the Offering Memorandum under the heading “U.S. tax consequences,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects as of the date of the Offering Memorandum.

J.P. Morgan Securities Inc.

Union Bank of California, N.A.

February 6, 2003

        (m) Neither the Company nor any of its subsidiaries listed on Schedule 2 to the Purchase Agreement is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

        (n) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuers as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

        (o) Assuming the accuracy of the representations, warranties and agreements of the Issuers and the Initial Purchasers contained in the Purchase Agreement, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

        We have participated in conferences with representatives of the Issuers and with representatives of their independent accountants at which conferences the contents of the Preliminary Offering Memorandum and the Offering Memorandum and any amendment and supplement thereto and related matters were discussed and, although we assume no responsibility for the accuracy, completeness or fairness of the Preliminary Offering Memorandum and the Offering Memorandum and any amendment or supplement thereto (except as expressly provided above), nothing has come to our attention to cause us to believe that the Preliminary Offering Memorandum, as of its date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Offering Memorandum, or any amendment or supplement thereto, as of its date and the Closing Date, contained of contains any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we express no opinion as to financial statements, financial schedules and other financial information contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto).

        In rendering such opinions, we relied as to matters of fact on certificates of responsible officers of the Issuers and the General Partner, in its capacity as the sole general partner of the Company, and public officials that were furnished to us. Our opinion as to the existence and good standing of each of the Issuers, the General Partner and their subsidiaries listed on Schedule 2 to the Purchase Agreement is based solely upon good standing certificates certified by public officials of their respective jurisdictions of organization.

J.P. Morgan Securities Inc.

Union Bank of California, N.A.

February 6, 2003

        Notwithstanding anything herein to the contrary, we express no opinion regarding (i) except as otherwise provided herein, the title of any of the Company, the General Partner and SGFC to any of their respective real or personal properties, and (ii) the effect of the laws of any jurisdiction other than federal laws, the Delaware Revised Uniform Partnership Act, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, and the laws of the State of New York.

        Insofar as the matters covered herein are governed by the laws of any state other than the State of New York or the specific state statutes referenced above, we have based our opinions with regard thereto on the assumption, without independent investigation, that the laws of each such state are in all relevant aspects identical to the laws of the State of New York.

        The qualification of any opinion stated herein by use of the words “to our knowledge” or similar such words refers to the best actual knowledge of those attorneys of this firm who have represented the Company, the General Partner and SGFC either generally or in connection with the transactions contemplated by the Transaction Documents without independent investigation. In rendering this opinion, we have relied solely upon the documents and inquiries referred to herein or within our knowledge and have not undertaken any investigation to determine the existence or absence of such matters, documents or facts.

        Without limiting the affect of the Enforceability Exceptions, the opinions expressed in Paragraphs (d), (e), (f) and (g) are subject to and affected by the following qualifications:

        (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, or assignment for the benefit of creditors law and other laws affecting the rights and remedies of creditors generally, including (without limitation) laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidances, marshallings of assets, automatic stays and turn-overs;

        (ii) general principles of equity, including (without limitation) those governing the availability of equitable remedies, affording equitable defenses, requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract, and affording defenses based upon unconscionability, lack of notice, impracticability or impossibility of performance;

        (iii) the qualification that certain provisions of the Transaction Documents and any document related thereto might be unenforceable in whole or in part if such enforcement would be unreasonable under the circumstances or would otherwise be limited by applicable federal or state law, but in our opinion, such laws would not materially interfere with the practical realization of the benefits or security intended to be provided by the Transaction Documents and any document related thereto;

J.P. Morgan Securities Inc.

Union Bank of California, N.A.

February 6, 2003

        (iv) the possible requirement that actions taken, or not taken, by parties to any Transaction Document or other document related thereto be taken or not taken in good faith;

        (v) the possible unenforceability under certain circumstances of provisions purporting to release or exculpate any party from liability for its acts or omissions, or purporting to impose a duty upon any party to indemnify any other party when the claimed damages result from the negligence, gross negligence or willful misconduct of the party seeking such indemnity;

        (vi) the enforceability of certain indemnification provisions in the Transaction Documents or any document related thereto may be limited by public policy considerations; and

        (vii) matters relating to election of remedies, the limits of severability, opportunity to cure, limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable laws or which are deemed to be in violation of public policy.

This opinion letter is predicated solely upon laws and regulations in existence as of the present date and as they presently apply, and to the facts as they presently exist. We assume no obligation to revise or supplement this opinion letter should the present laws be changed by legislative action, judicial decision or otherwise.

This opinion letter is limited to the matters set forth herein and no opinion is intended to be implied or inferred beyond those expressly stated herein. We have not been asked, and we do not undertake, to render any opinion with respect to any matters except as expressly set forth herein or to advise you in any matters that may hereafter be brought to our attention.

This opinion is furnished by us solely to the Initial Purchasers and may not be furnished to or relied upon or quoted by any other person or entity, other than counsel to the Initial Purchasers and the Trustee, without our prior written consent.

Very truly yours, PHILLIPS NIZER LLP

By:	/s/ R. Brian Brodrick
R. Brian Brodrick Partner